                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

     Filed by the Registrant  [X]

     Filed by a Party other than the Registrant  [ ]

     Check the appropriate box

     [ ] Preliminary Proxy Statement         [ ] Confidential, For Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
-------------------------------------------------------------------------------
                        L-3 COMMUNICATIONS HOLDINGS, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
   0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     (5) Total fee paid:


--------------------------------------------------------------------------------
     [ ] Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


     (1) Amount previously paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:


--------------------------------------------------------------------------------
     (3) Filing Party:


--------------------------------------------------------------------------------
     (4) Date Filed:


--------------------------------------------------------------------------------

                       L-3 COMMUNICATIONS HOLDINGS, INC.


[GRAPHIC OMITTED]


To Our Stockholders:


     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of L-3 Communications Holdings, Inc., to be held at 2:30 p.m., eastern standard time, on Tuesday, April 27, 1999, at the Rihga Royal Hotel located at 151 West 54th Street, New York, NY. The formal notice and proxy statement for the Annual Meeting are attached to this letter.


     To have your vote recorded, you should sign, date and return your proxy card in the enclosed envelope as soon as possible, even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the meeting. If you decide to attend, you can still vote your shares in person, if you wish.


     On behalf of the Board of Directors, I thank you for your cooperation and look forward to seeing you on April 27th.



                                        Very truly yours,
[GRAPHIC OMITTED]




                                        Frank C. Lanza
                                        Chairman and Chief Executive Officer

                       L-3 COMMUNICATIONS HOLDINGS, INC.

[GRAPHIC OMITTED]




                       NOTICE OF 1999 ANNUAL MEETING OF
                       STOCKHOLDERS AND PROXY STATEMENT


     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of L-3 Communications Holdings, Inc. (the "Company") will be held at the Rihga Royal Hotel, 151 West 54th Street, New York, NY, on Tuesday, the 27th day of April, 1999, at 2:30 p.m., eastern standard time, for the following purposes:


   1. Election of four Class I Directors whose terms expire in 2002; of four Class II Directors whose terms expire in 2001; and of three Class III Directors whose terms expire in 2000;


   2. Ratification of the appointment of the Company's independent auditors for 1999;


   3. Consideration, and if deemed advisable, ratification and approval of the Company's 1999 Long Term Performance Plan; and


   4. Transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof.



                                        By Order of the Board of Directors,

                                        [GRAPHIC OMITTED]

                                        Vice President, Secretary and
                                        General Counsel


April 6, 1999


                                   IMPORTANT


 WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                               600 THIRD AVENUE
                           NEW YORK, NEW YORK 10016
                               ----------------
                                PROXY STATEMENT

     This Proxy Statement is furnished to the holders of the Common Stock, par value $0.01 per share ("Common Stock"), of L-3 Communications Holdings, Inc. (the "Company") in connection with the solicitation of proxies for use at the 1999 Annual Meeting of Stockholders to be held at the Rihga Royal Hotel, 151 West 54th Street, New York, NY at 2:30 p.m., eastern standard time, on Tuesday, April 27, 1999 (the "Annual Meeting").


                                  RECORD DATE

     The Board of Directors has fixed the close of business on Friday, March 26, 1999 as the record date for the Annual Meeting (the "Record Date"). Only stockholders of record at the Record Date (the "Stockholders") are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof, in person or by proxy. At the Record Date, there were 32,466,643 shares of Common Stock outstanding. This Proxy Statement, the accompanying proxy card and the Company's Annual Report to Stockholders are intended to be mailed on or about April 6, 1999 to each Stockholder entitled to vote at the Annual Meeting.


                                    PROXIES

     The proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting and any adjournments thereof, and the expenses of solicitation of proxies will be borne by the Company. The solicitation will be made primarily by mail, but officers and regular employees of the Company may also solicit proxies by telephone, telegraph, facsimile or in person. The Company also has retained First Chicago Trust Company of New York to assist in soliciting proxies. Each holder of Common Stock is entitled to one vote for each share of such stock held. The holders in person or by proxy of a majority of the Common Stock entitled to be voted at the Annual Meeting shall constitute a quorum.

     Each Stockholder may appoint a person (who need not be a shareholder) other than the persons named in the enclosed proxy to represent him or her at the meeting by completing another proper proxy. In either case, such completed proxy should be returned in the enclosed envelope provided for that purpose for delivery before the meeting or should be delivered to the Secretary of the Company at 600 Third Avenue, New York, New York 10016, not later than 5 p.m. on Monday, April 26, 1999.

     Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same upon receipt by the Company, prior to the time the proxy is voted, of a duly executed instrument revoking it, or of a duly executed proxy bearing a later date, or in the case of death or incapacity of the person(s) executing the same, of written notice thereof, or by such person(s) voting in person at the Annual Meeting. Unless revoked, all proxies representing shares entitled to vote which are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. WHERE A CHOICE HAS NOT BEEN SPECIFIED ON THE PROXY CARD, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF YOUR BOARD OF DIRECTORS.

     Assuming a quorum is present, a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of directors and for approval of all other items submitted to Stockholders for their consideration. Abstentions and instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes") will be counted for purposes of determining a quorum, but will not be counted as either voting for or against any proposal.

                       PROPOSAL 1. ELECTION OF DIRECTORS


     The Amended and Restated Certificate of Incorporation of the Company provides for a Board of Directors whose number shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors. Currently, the number of directors of the Company is set at eleven. All eleven directors' terms will expire as of the Annual Meeting or until their respective successors are elected and qualified. The Company's Amended and Restated Certificate of Incorporation provides for a classified Board of Directors divided into three classes. Stockholders will elect four directors to Class I, whose term will end in 2002 or until their respective successors are elected and qualified. Nominees for Class I are Frank C. Lanza, Robert V. LaPenta, Robert B. Millard and John M. Shalikashvili. Stockholders will also elect four directors to Class II, whose term will expire in 2001 or until their respective successors are elected and qualified. Nominees for Class II are David J. Brand, Thomas A. Corcoran, John E. Montague and Alan H. Washkowitz. Lastly, Stockholders will elect three directors to Class III, whose term will expire in 2000 or until their respective successors are elected and qualified. Nominees for Class III are Alberto M. Finali, Eliot M. Fried and Frank H. Menaker, Jr. Accordingly, action will be taken at the Annual Meeting for the election of all eleven directors. At each subsequent annual meeting after 1999, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected or qualified, or until their earlier resignation or removal, if any. Each nominee is currently serving as a director.


     It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Frank C. Lanza, Robert V. LaPenta, David J. Brand, Thomas A. Corcoran, Alberto M. Finali, Eliot M. Fried, Frank H. Menaker, Jr., Robert B. Millard, John E. Montague, John M. Shalikashvili and Alan H. Washkowitz, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election for any presently unforeseen reason, the person named in the proxy will have the right to use his discretion to vote for a substitute.


     The following information details offices held, other business directorships, the classes and terms of all nominees in each class. Beneficial ownership of equity securities of the nominees is shown under the caption "Security Ownership of Management" on page 10.


            NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 1999


                       CLASS I -- TERM EXPIRING IN 2002




NAME                AGE                  PRINCIPAL OCCUPATION AND OTHER INFORMATION
----------------   -----   ---------------------------------------------------------------------
Frank C. Lanza     67      Chairman and Chief Executive Officer of the Company since
                           April 1997. From April 1996, when Loral Corporation ("Loral")
                           was acquired by Lockheed Martin Corporation ("Lockheed
                           Martin"), until April 1997, Mr. Lanza was Executive Vice President of Lockheed Martin, a member of Lockheed Martin's Executive
                           Council and Board of Directors and President and Chief Operating
                           Officer of Lockheed Martin's command, control, communications and intelligence ("C3I") and Systems Integration Sector, which comprised many of the businesses acquired by Lockheed Martin from Loral. Prior to the April 1996 acquisition of Loral, Mr. Lanza was President and Chief Operating Officer of Loral, a position he held since 1981. He joined Loral in 1972 as President of its largest division, Electronic Systems. His earlier experience was with
                           Dalmo Victor and Philco Western Development Laboratory.

NAME                       AGE                  PRINCIPAL OCCUPATION AND OTHER INFORMATION
-----------------------   -----   ----------------------------------------------------------------------
Robert V. LaPenta         53      President and Chief Financial Officer the Company since
                                  April 1997. From April 1996, when Loral was acquired by Lockheed
                                  Martin, until April 1997, Mr. LaPenta was a Vice President of
                                  Lockheed Martin and was Vice President and Chief Financial
                                  Officer of Lockheed Martin's C3I and Systems Integration Sector.
                                  Prior to the April 1996 acquisition of Loral, he was Loral's Senior
                                  Vice President and Controller, a position he held since 1981. He joined Loral in 1972 and was named Vice President and Controller of its largest division in 1974. He became Corporate Controller in
                                  1978 and was named Vice President in 1979.

Robert B. Millard         48      Director since April 1997. Chairman of the Compensation
                                  Committee. Mr. Millard is a Managing Director of Lehman
                                  Brothers Holdings Inc. ("Lehman Brothers"), head of Lehman
                                  Brothers' Principal Trading & Investments Group and principal of the Merchant Banking Group. Mr. Millard joined Kuhn Loeb &
                                  Co. in 1976 and became a Managing Director of Lehman Brothers in 1983. Mr. Millard is currently a director of GulfMark Offshore,
                                  Inc. and Weatherford International, Inc.

John M. Shalikashvili     62      Director since August 1998. General Shalikashvili (U.S. Army-ret.)
                                  was the senior officer of the United States military and principal military advisor to the President of the United States, the Secretary of Defense and National Security Council by serving as the thirteenth Chairman of the Joint Chiefs of Staff, Department of
                                  Defense, for two terms from 1993 to 1997. Prior to his tenure as
                                  Chairman of the Joint Chiefs of Staff, he served as the Commander in Chief of all United States forces in Europe and as NATO's tenth
                                  Supreme Allied Commander, Europe (SACEUR). He has also
                                  served in a variety of command and staff positions in the continental
                                  United States, Alaska, Belgium, Germany, Italy, Korea, Turkey
                                  and Vietnam. General Shalikashvili is currently a director of
                                  United Defense Industries Inc.

                             CLASS II -- TERM EXPIRING IN 2001

David J. Brand            37      Director since April 1997. Member of the Audit Committee. Mr.
                                  Brand is a Managing Director of Lehman Brothers and a principal in the Global Mergers & Acquisitions Group, leading Lehman
                                  Brothers' Technology Mergers and Acquisitions business. Mr.
                                  Brand joined Lehman Brothers in 1987 and has been responsible for merger and corporate finance advisory services for many of
                                  Lehman Brothers' technology and defense industry clients. Mr.
                                  Brand is currently a director of K&F Industries, Inc.

NAME                    AGE                  PRINCIPAL OCCUPATION AND OTHER INFORMATION
--------------------   -----   ---------------------------------------------------------------------
Thomas A. Corcoran     54      Director since July 1997. Mr. Corcoran has been the President and
                               Chief Operating Officer of the Space & Strategic Missiles Sector of
                               Lockheed Martin since August 1998. From March 1995 to
                               August 1998, he was the President and Chief Operating Officer of
                               Lockheed Martin's Electronic System Sector. From 1993 to 1995,
                               Mr. Corcoran was President of the Electronics Group of Martin
                               Marietta Corporation. Prior to that he worked for General Electric
                               Company for 26 years and from 1983 to 1993 he held various management positions with GE Aerospace; he was a company
                               officer from 1990 to 1993. Mr. Corcoran is a member of the Board of Trustees of Worcester Polytechnic Institute, the Board of
                               Trustees of Stevens Institute of Technology, the Board of Governors
                               of the Electronic Industries Association, a Director of the U.S.
                               Navy Submarine League and a Director of REMEC Corporation.

John E. Montague       44      Director since April 1997. Member of Compensation Committee.
                               Mr. Montague has been Vice President and Chief Financial Officer of Lockheed Martin Global Telecommunications, Inc., a wholly owned subsidiary of Lockheed Martin, since August 1998. He served as Vice President, Financial Strategies at Lockheed Martin
                               responsible for mergers, acquisitions and divestiture activities and shareholder value strategies from March 1995 until August 1998.
                               Previously, he was Vice President, Corporate Development and
                               Investor Relations at Martin Marietta Corporation from 1991 to
                               1995. From 1988 to 1991, he was Director of Corporate
                               Development at Martin Marietta Corporation, which he joined in
                               1977 as a member of the engineering staff. Mr. Montague is a director of Rational Software Corporation.

Alan H. Washkowitz     58      Director since April 1997. Member of Compensation Committee.
                               Mr. Washkowitz is a Managing Director of Lehman Brothers and
                               head of the Merchant Banking Group, and is responsible for the oversight of Lehman Brothers Merchant Banking Portfolio
                               Partnership L.P. Mr. Washkowitz joined Lehman Brothers in 1978 when Kuhn Loeb & Co. was acquired by Lehman Brothers. Mr.
                               Washkowitz is currently a director of Illinois Central Corporation,
                               K&F Industries, Inc., McBride plc. and Peabody Coal Co.

                       CLASS III -- TERM EXPIRING IN 2000




NAME                      AGE                 PRINCIPAL OCCUPATION AND OTHER INFORMATION
-----------------------   -----   -----------------------------------------------------------------
Alberto M. Finali         44      Director since April 1997. Mr. Finali is a Managing Director of
                                  Lehman Brothers and principal of the Merchant Banking Group, based in New York. Prior to joining the Merchant Banking Group,
                                  Mr. Finali spent four years in Lehman Brothers' London office as a senior member of the Mergers & Acquisitions Group. Mr. Finali joined Lehman Brothers in 1987 as a member of the M&A Group in New York and became a Managing Director in 1997. Prior to joining Lehman Brothers, Mr. Finali worked in the Pipelines and
                                  Production Technology Group of Bechtel, Inc. in San Francisco.

Eliot M. Fried            66      Director since April 1997. Member of Audit Committee. Mr. Fried is a Managing Director of Lehman Brothers. Mr. Fried joined
                                  Shearson, Hayde Stone, a predecessor firm, in 1976 and became a
                                  Managing Director in 1982. Mr. Fried is currently a director of
                                  Bridgeport Machines, Inc. and Axsys Technologies, Inc.

Frank H. Menaker, Jr.     58      Director since April 1997. Chairman of Audit Committee. Mr.
                                  Menaker has served as Senior Vice President and General Counsel of Lockheed Martin since July 1996. He served as Vice President and General Counsel of Lockheed Martin from March 1995 to
                                  July 1996, as Vice President of Martin Marietta Corporation from
                                  1982 until 1995 and as General Counsel of Martin Marietta
                                  Corporation from 1981 until 1995. He is a director of Martin
                                  Marietta Materials, Inc.

     The nominees for election to the Board of Directors is hereby proposed for approval by the Stockholders. The affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting will be necessary to approve each nominee.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

          THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD


     The Board of Directors of the Company directs the management of the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and two standing committees: the Audit and Compensation Committees. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Company has no nominating or similar committee. Each executive officer serves at the discretion of the Board of Directors. During the fiscal year ended December 31, 1998, the Board of Directors held five regularly scheduled meetings and one special meeting. All of the Company's directors attended at least 75% of the combined number of Board of Directors meetings and committee meetings during the past fiscal year, with the exception of Mr. Corcoran, who was not present for two meetings of the Board of Directors.


     The Audit Committee consists of Messrs. Brand, Fried and Menaker (Chairman). This committee, which met twice during 1998, is responsible generally for recommending to the Board of Directors the independent accountants to be nominated to audit the financial statements of the Company; approving the compensation of the independent accountants; meeting with the Company's independent accountants to review the proposed scope of the annual audit of the Company's financial statements; reviewing the findings of the independent accountants with resect to the annual audit; and supervising the implementation of the Company's management integrity policies and reporting annually to the Board of Directors with respect thereto.


     The Compensation Committee consists of Messrs. Millard (Chairman), Montague and Washkowitz. This Committee, which acted by written consent three times during 1998, is responsible for administering the Company's 1997 Stock Option Plan for Key Employees of Holdings (the "1997 Stock Option Plan") and has limited authority to adopt amendments to that plan. This Committee is also responsible for recommending to the Board of Directors the salaries to be paid to the Chief Executive Officer and the President of the Company, and reviewing and approving the Chief Executive Officer's and the President's other annual cash compensation and long-term incentives and the total compensation to be paid to certain other officers of the Company.


COMPENSATION OF DIRECTORS


     The directors who are employees of the Company or its affiliates do not receive compensation for their services as directors. The non-affiliated directors receive annual compensation of $30,000 for service on the Board of Directors, of which $25,000 is paid in cash, and $5,000 is paid in shares of Common Stock. In addition, non-affiliated directors receive an annual stock option grant of 1,500 shares of Common Stock, which will vest in three equal annual installments. The non-affiliated directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. In addition, the non-affiliated directors will be compensated $1,000 per meeting attended, including committee meetings, up to a maximum of $2,000 per day.


     Non-affiliated directors may defer up to 100 percent of the cash portion of the fees (including meeting fees) otherwise payable to the director. Subject to certain limitations, a participating director's deferred fees will be distributed in a lump sum on, or distribution in annual installments commencing on, the 30th day following the date he or she ceases to be a director. Deferral elections are irrevocable during any calendar year and must be made before the beginning the calendar year in which fees are earned. Earnings are accrued on deferred amounts. Depending on a director's investment election, deferred amounts earn interest at a rate based on the 90-day U.S. Government Treasury Bill or the performance of the Common Stock.

                       EXECUTIVE OFFICERS OF THE COMPANY


     Set forth below is certain information regarding each of the current executive officers of the Company, other than Messrs. Lanza and LaPenta who are presented under "Election of Directors -- Class I -- Term Expiring in 2002".



NAME                        AGE                 PRINCIPAL OCCUPATION AND OTHER INFORMATION
------------------------   -----   --------------------------------------------------------------------
Michael T. Strianese       43      Vice President -- Finance and Controller. Mr. Strianese joined the
                                   Company in April 1997. From April 1996, when Loral was
                                   acquired by Lockheed Martin, until April 1997, Mr. Strianese was
                                   Vice President and Controller of Lockheed Martin's C3I and
                                   Systems Integration Sector. From 1991 to the April 1996 acquisition of Loral, he was Director of Special Projects at Loral. Prior to
                                   joining Loral, he spent 11 years with Ernst & Young. Mr. Strianese is a Certified Public Accountant.

Christopher C. Cambria     40      Vice President -- Secretary and General Counsel. Mr. Cambria
                                   joined the Company in June 1997. From 1994 until joining the
                                   Company, Mr. Cambria was an associate with Fried, Frank, Harris,
                                   Shriver & Jacobson. From 1986 until 1993, he was an associate with Cravath, Swaine & Moore.

Robert F. Mehmel           36      Vice President -- Planning and Assistant Secretary. Mr. Mehmel
                                   joined the Company in April 1997. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. Mehmel was the Director of Financial Planning and Capital Review for
                                   Lockheed Martin's C3I and Systems Integration Sector. From 1984
                                   to 1996, Mr. Mehmel held several accounting and financial analysis positions at Loral Electronic Systems and Loral. At the time of
                                   Lockheed Martin's acquisition of Loral, he was Corporate Manager of Business Analysis.

Lawrence W. O'Brien        49      Vice President -- Treasurer. Mr. O'Brien joined the Company in
                                   June 1997. Prior to joining the Company, he was the Vice President and Treasurer of Pechiney Corporation, the North American arm
                                   of the Pechiney Group of France, where he held a number of financial positions since 1981.

Joseph S. Paresi           43      Vice President -- Product Development. Mr. Paresi joined the
                                   Company in April 1997. From April 1996 until April 1997, Mr.
                                   Paresi was Corporate Director of Technology for Lockheed Martin's
                                   C3I and System Integration Sector. Prior to the April 1996
                                   acquisition of Loral, Mr. Paresi was Corporate Director of
                                   Technology for Loral, a position he held since 1993. From 1978 to
                                   1993, Mr. Paresi was a Systems Engineer, Director of Marketing
                                   and Director of International Programs at Loral Electronic Systems.

NAME                      AGE                  PRINCIPAL OCCUPATION AND OTHER INFORMATION
----------------------   -----   ----------------------------------------------------------------------
Lawrence H. Schwartz     61      Vice President -- Business Development. Mr. Schwartz joined the
                                 Company in May 1997. From April 1996 until May 1997, Mr.
                                 Schwartz was Vice President of Technology for the C3I and System
                                 Integration Sector of Lockheed Martin. Prior to the April 1996
                                 acquisition of Loral, he was Corporate Vice President of
                                 Technology for Loral, a position he held since 1987. Between 1976 and 1987, Mr. Schwartz was Vice President of Engineering, Senior
                                 Vice President of Business Development, Senior Vice President of
                                 the Rapport Program and Senior Vice President of Development
                                 Programs at Loral Electronic Systems.

Jimmie V. Adams          62      Vice President -- Washington, D.C. Operations. General Jimmie
                                 V. Adams (U.S.A.F.-ret.) joined the Company in April 1997. From
                                 April 1996 until April 1997, he was Vice President of Lockheed
                                 Martin's Washington Operations for the C3I and Systems
                                 Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position at Loral since 1993. Before joining
                                 Loral in 1993, he was Commander in Chief, Pacific Air Forces,
                                 Hickam Air Force Base, Hawaii, capping a 35-year career with the
                                 U.S. Air Force. He was also Deputy Chief of Staff for plans and operation for U.S. Air Force headquarters and Vice Commander of Headquarters Tactical Air Command and Vice Commander in
                                 Chief of the U.S. Air Forces Atlantic at Langley Air Force Base.
                                 He is a command pilot with more than 141 combat missions.

Robert RisCassi          62      Vice President -- Washington, D.C. Operations. General Robert
                                 W. RisCassi (U.S. Army-ret.) joined the Company in April 1997.
                                 From April 1996 until April 1997, he was Vice President of Land
                                 Systems for Lockheed Martin's C3I and Systems Integration
                                 Sector. Prior to the April 1996 acquisition of Loral, he had held the same position for Loral since 1993. He joined Loral in 1993 after retiring as U.S. Army Commander in Chief, United Nations
                                 Command/Korea. His 35-year military career included posts as
                                 Army Vice Chief of Staff; Director, Joint Staff, Joint Chiefs of
                                 Staff; Deputy Chief of Staff for Operations and Plans; and
                                 Commander of the Combined Arms Center.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


     As of March 26, 1999, there were 32,466,643 shares of Common Stock outstanding. The Company knows of no person who, as of March 26, 1999, beneficially owned more than five percent of the Common Stock, except as set forth below.






                                                 AMOUNT AND NATURE        PERCENT OF
NAME OF BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP       CLASS
------------------------------------------   -------------------------   -----------
Lehman Brothers Capital Partners III, L.P.
 and affiliates (1)
 c/o Lehman Brothers Holdings Inc.
 Three World Financial Center
 New York, New York 10285 ................           8,020,000               24.7%
Lockheed Martin Corporation
 6802 Rockledge Drive
 Bethesda, Maryland 20817-1877 ...........           2,300,000                7.1%
Frank C. Lanza (2)
 c/o L-3 Communications Holdings, Inc.
 600 Third Avenue, 34th Floor
 New York, New York 10016 ................           1,929,142(3)(4)          5.9%
Robert V. LaPenta (2)
 c/o L-3 Communications Holdings, Inc.
 600 Third Avenue, 34th Floor
 New York, New York 10016 ................           1,929,179(4)             5.9%

----------
(1) David J. Brand, Alberto M. Finali, Eliot M. Fried, Robert B. Millard and Alan H. Washkowitz, each of whom is director of the Company, are each Managing Directors of Lehman Brothers. As limited partners of Lehman Brothers Capital Partners III, L.P. or other affiliated partnerships sponsored by Lehman Brothers, all such individuals may be deemed to have shared beneficial ownership of shares of the Common Stock held by Lehman Brothers Capital Partners III, L.P. and such affiliated partnerships. Such individuals disclaim any such beneficial ownership.

(2) Excluding the number of shares exercisable within 60 days after March 26, 1999 under employee stock options, Mr. Lanza and Mr. LaPenta each hold options to purchase an additional 685,715 shares of the Common Stock.

(3) Includes 75,000 shares held by Mr. Lanza on behalf of his sons, Anthony Lanza, James Lanza and Louis Lanza, of which Mr. Lanza disclaims beneficial ownership.

(4) The shares of Common Stock beneficially owned include 228,571 shares exercisable within 60 days after March 26, 1999 under employee stock options for each of Mr. Lanza and Mr. LaPenta and 37 shares allocated to the account of Mr. LaPenta under the Company's savings plans.

SECURITY OWNERSHIP OF MANAGEMENT


     The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by the executive officers of the Company named in the Summary Compensation Table below, the Company's directors, and by all current executive officers and directors of the Company as a group. Except as otherwise indicated, all information is as of March 26, 1999.



                                                 SHARES OF COMMON          PERCENTAGE OF
                                                STOCK BENEFICIALLY        SHARES OF COMMON
                                                    OWNED(1)(2)         STOCK OUTSTANDING(3)
                                              ----------------------   ---------------------
Frank C. Lanza ............................          1,929,142(2)              5.9%
Robert V. LaPenta .........................          1,929,179                 5.9%
Michael T. Strianese ......................             36,795                   --
Christopher C. Cambria ....................             26,052                   --
Lawrence H. Schwartz ......................             23,450                   --
David J. Brand ............................                 --(4)                --
Thomas A. Corcoran ........................                 --                   --
Alberto M. Finali .........................                 --(4)                --
Eliot M. Fried ............................                 --(4)                --
Frank H. Menaker, Jr. .....................                 --                   --
Robert B. Millard .........................                 --(4)                --
John E. Montague ..........................                 --                   --
John M. Shalikashvili .....................                 --                   --
Alan M. Washkowitz ........................                 --(4)                --
Directors and Executive
 Officers as a Group (19 persons) .........          4,039,456(5)             12.5%

----------
(1) The shares of Common Stock beneficially owned include the number of shares (i) exercisable within 60 days after March 26, 1999 under employee stock options and (ii) allocated to the accounts of executive officers under the Company's savings plans. Of the number of shares shown above,
      (i) the following represent shares that may be acquired upon exercise of employee stock options for the accounts of: Mr. Lanza, 228,571 shares; Mr. LaPenta, 228,571 shares; Mr. Strianese, 10,750 shares; Mr. Cambria, 7,000 shares; and Mr. Schwartz, 5,950 shares, and (ii) the following represent shares allocated under the Company's saving plans to the accounts of: Mr. LaPenta, 37 shares; Mr. Strianese, 45 shares; and Mr. Cambria, 52 shares.

(2) The number of shares shown above include shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Mr. Lanza's holdings of the Common Stock includes 75,000 shares held by Mr. Lanza on behalf of his sons, Anthony Lanza, James Lanza and Louis Lanza, of which Mr. Lanza disclaims beneficial ownership.

(3) Share ownership does not exceed one percent of the class unless otherwise indicated.

(4) David J. Brand, Alberto M. Finali, Eliot M. Fried, Robert B. Millard and Alan H.Washkowitz, each of whom is director of the Company, are each Managing Directors of Lehman Brothers. As limited partners of Lehman Brothers Capital Partners III, L.P. or other affiliated partnerships sponsored by Lehman Brothers, all such individuals may be deemed to share beneficial ownership of 8,020,000 shares of common stock of the Company held by Lehman Brothers Capital Partners III, L.P. and such affiliated partnerships. Such individuals disclaim any such beneficial ownership.

(5) Includes 506,042 shares exercisable under employee stock options within 60 days after March 26, 1999, and 272 shares allocated to the accounts of executive officers under the Company's savings plans.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS


SUMMARY COMPENSATION TABLE


     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").




                                                                             LONG TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                           -------------
                                                                             SECURITIES
                                                ANNUAL COMPENSATION          UNDERLYING
                                           -----------------------------       STOCK             ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY ($)(1)     BONUS ($)     OPTIONS (#)     COMPENSATION ($)(2)
-------------------------------   ------   ---------------   -----------   -------------   --------------------
Frank C. Lanza
 (Chairman and Chief Executive    1998         $750,000             --              --            $11,341
 Officer) .....................   1997          542,654             --       1,142,857                 --
Robert V. LaPenta
 (President and Chief Financial   1998          500,000             --              --             27,591
 Officer) .....................   1997          356,538             --       1,142,857                 --
Lawrence H. Schwartz
 (Vice President, Business        1998          229,000         85,000              --             22,090
 Development) .................   1997          145,327         80,000          17,000                 --
Christopher C. Cambria
 (Vice President, Secretary       1998          190,000        140,000              --              7,351
 and General Counsel) .........   1997           97,596         75,000          20,000                 --
Michael T. Strianese
 (Vice President, Finance and     1998          165,000        140,000              --             69,993
 Controller) ..................   1997          107,386         95,000          35,000              1,956

----------
(1) Fiscal 1997 only included the pay periods ending during the nine months ended December 31, 1997.

(2) Amounts for 1998 include (a) Company matching contributions of $3,200 under the Company's savings plan for Messrs. LaPenta, Cambria and Strianese; (b) the value of supplemental life insurance programs in the amounts of $11,341 for Mr. Lanza, $24,391 for Mr. LaPenta, $22,090 for Mr. Schwartz, $3,676 for Mr. Cambria and $6,397 for Mr. Strianese; and
      (c) a special bonus of $60,000 for Mr. Strianese related to the Company's formation, which amount is also payable to Mr. Strianese in each of 1999 and 2000.

OPTION GRANTS IN FISCAL YEAR 1998


     There were no options to purchase Common Stock granted in fiscal year 1998 to the Named Executive Officers.


AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998 AND FISCAL YEAR-END OPTION
VALUES


     The following table provides information on option exercises in 1998 by the Named Executive Officers and the value of each such executive officer's unexercised options to acquire the Common Stock at December 31, 1998.




                                                                                                   VALUE OF
                                                                     NUMBER OF                   UNEXERCISED
                                                               SECURITIES UNDERLYING             IN-THE-MONEY
                                                                UNEXERCISED OPTIONS               OPTIONS AT
                                                  VALUE           AT F-Y END (#)                F-Y END ($)(2)
                                                 REALIZED  ----------------------------- ----------------------------
NAME AND PRINCIPAL POSITION      EXERCISES(#)     ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------- -------------- ----------- ------------- --------------- ------------- --------------
Frank C. Lanza
 (Chairman and Chief Executive
 Officer) .....................    228,571      $578,285          --         914,286              --    $36,656,011
Robert V. LaPenta
 (President and Chief Financial
 Officer) .....................    228,571       578,285          --         914,286              --     36,656,011
Lawrence H. Schwartz
 (Vice President, Business
 Development) .................         --            --       5,950          11,050        $238,550        443,022
Christopher C. Cambria
 (Vice President, Secretary and
 General Counsel) .............         --            --       7,000          13,000         280,648        521,203
Michael T. Strianese
 (Vice President, Finance and
 Controller) ..................         --            --       8,750          26,250         350,809        897,128

----------
(1) Based on the estimated fair value of the Common Stock at the exercise date.

(2) The value of unexercised in-the-money options at fiscal year end was calculated based on the December 31, 1998 closing stock price of the Common Stock of $46.5625 less the exercise prices of the options.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for reviewing the design of, and pay levels generated by, the Company's compensation and benefit programs for the executive officers of the Company. The Committee is also responsible for administering the Company's stock option program.

     The Committee is committed to ensuring an executive compensation program that supports the Company's mission -- to maximize stockholder value. Thus, the executive compensation is structured around the following tenets:

   o Total compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent on the achievement of Company and individual performance goals.


   o Management should be focused on the long-term interests of stockholders. Thus, a significant portion of the compensation opportunity should be long-term, at-risk pay in the form of stock options.

   o The Company must maintain its ability to attract, retain, and encourage the development of qualified, capable executives. Total compensation opportunities will mirror those offered by comparably sized organizations within the secure, space, satellite, and military communications industries -- for those positions where the labor market is not limited to these industries, the Company will reference broader general industry information for similarly sized organizations.

     The comparative group used for compensation purposes will generally be broader than the group that comprises the published industry index in the Performance Graph included in this proxy statement. The Compensation Committee believes that the Company's competition for executive talent is not limited to the companies included in the published industry index established for comparing stockholder returns.

     The key elements of the Company's executive compensation program are base salary, annual incentives, and long-term compensation. These key elements are addressed separately below.


BASE SALARIES

     The Committee will regularly review the base salary for the Chief Executive Officer and the President. The Company has established internal relationships of other senior executive positions to those of the Chief Executive Officer and the President, and base salaries for these other positions flow from those relationships. Base salaries will be targeted at the median of market levels with adjustments above or below market to recognize varying levels of responsibility, prior experience, breadth of knowledge, as well as external pay practices.

     Increases to base salaries will be driven primarily by individual performance. Individual performance will be evaluated based on sustained levels of individual contribution to the Company.

     As reflected in the Summary Compensation Table, Mr. Lanza's base salary was $750,000 in 1998 as provided for in his employment agreement. In determining future increases to Mr. Lanza's base salary, the Committee will consider his individual performance as measured by short-term achievements as well as his contributions to long-term organizational success. The Committee will also compare Mr. Lanza's base salary to base salaries of chief executive officers among comparable companies.


ANNUAL INCENTIVES

     The Annual Incentive Plan is structured to provide a variable pay opportunity based on performance. For the Named Executive Officers, target payouts are 40% of base pay. Actual bonuses are based on an assessment of the participant's contributions toward organizational success.

     Messrs. Lanza and LaPenta received no bonus in 1998. Instead, on April 30, 1997 at the time Messrs. Lanza and LaPenta entered into their respective employment agreements they were each granted a stock option on 1,142,857 shares of Common Stock, 50% of which vested over time and 50% of which the vesting date was determined based on the Company's achievement of certain annual or cumulative performance targets. In granting these options to Messrs. Lanza and LaPenta, the Company considered their ineligibility for 1997 and 1998 bonuses. On April 5, 1999, in recognition of their superior performance, the Compensation Committee amended the option grants to Messrs. Lanza and LaPenta to eliminate the performance targets and to provide that the unvested portion of the performance options will vest and become exercisable as of April 30, 2000, if employment continues through and including such date. In determining to amend the option grants, the Compensation Committee also took into account the fact that the existing performance targets were no longer applicable as a result of the acquisitions completed by the Company in 1998 and of the Company's ongoing acquisition activities. See "Employment Agreements."


LONG-TERM INCENTIVES


     Long-term incentives are provided pursuant to the Company's 1997 Stock Option Plan.


     Stock options will be granted at a price not less than the fair market value of the Common Stock on the date of grant. The ultimate value of an option grant to the recipient depends on the shareholder value created between the date of grant and the date of exercise. Option award size will be based primarily on competitive practice but may also be adjusted to reflect factors such as individual and Company performance.


POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT


     Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to the Named Executive Officers to $1 million, unless certain requirements are met. The Compensation Committee will consider the impact of this provision when making compensation decisions. However, the Committee will weigh all pertinent factors to determine appropriate plan design and incentive awards.



                                        Members of the Compensation Committee:



                                        Robert B. Millard (Chairman)
                                        John E. Montague
                                        Alan H. Washkowitz

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total return of the Common Stock with the cumulative total return of the Standard & Poor's 500 Composite Stock Index and a Peer Group index, for the period from May 19, 1998 (the first trading date following the Company's initial public offering (the "IPO")) to December 31, 1998. These figures assume that all dividends paid over the performance period were reinvested, and that the starting value of each index and the investment in the Common Stock was $100 on May 19, 1998. The starting point for the measurement of the Common Stock cumulative total return was the IPO price of $22.00 per share. The Peer Group index is composed of Alliant Techsystems Inc., General Dynamics Corporation, Litton Industries, Inc. and Northrup Grumman Corporation. The graph is not, and is not intended to be, indicative of future performance of the Common Stock.


                       L-3 COMMUNICATIONS HOLDINGS, INC.
                    CUMULATIVE TOTAL SHAREHOLDER RETURN FOR
                PERIOD OF MAY 19, 1998 THROUGH DECEMBER 31, 1998


                                   BASE                        QUARTER ENDING
                                  PERIOD      --------------------------------------------------------
                               MAY 19, 1998   JUNE 30, 1998   SEPTEMBER 30, 1998     DECEMBER 31, 1998
------------------------------------------------------------------------------------------------------
L-3 Communications   ---()---      100           147.73            180.40                   211.65
------------------------------------------------------------------------------------------------------
S&P 500 Index        ---[]---      100           102.31             92.13                   111.75
------------------------------------------------------------------------------------------------------
Peer Group           ---()---      100            98.64             89.97                    99.51
------------------------------------------------------------------------------------------------------



                  (as prepared by Standard & Poor's Compustat)

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the 1998 fiscal year, Messrs. Millard, Montague and Washkowitz served as members of the Compensation Committee. None of these individuals has served at any time as an officer or employee of the Company or any subsidiary of the Company. Messrs. Millard and Washkowitz are affiliated with the Lehman Brothers Capital Partners III and its affiliates (collectively the "Lehman Partnership") which in aggregate hold 24.7% of the Common Stock outstanding as of the date of this Proxy Statement. Pursuant to a stockholders agreement among the Company, the Lehman Partnership, Lockheed Martin and Messrs. Lanza and LaPenta (the "Stockholders Agreement"), the Lehman Partnership has the right, from time to time subject to certain conditions, to require the Company to register under the Securities Act of 1933, as amended, shares of the Common Stock held by it. The Lehman Partnership has the right to request up to four demand registrations and also has piggyback registration rights. The Company has agreed in the Stockholders Agreement to pay expenses in connection with, among other things, (i) up to three demand registrations requested by the Lehman Partnership and (ii) any registration in which the existing stockholders participate through piggyback registration rights granted under such agreement. In February 1999, the Lehman Partnership sold 2 million shares of Common Stock through the exercise of its piggyback registration right in a public offering of Common Stock by the Company. The Stockholders Agreement also provides that Lehman Brothers has the exclusive right to provide investment banking services to the Company for the five-year period through April 30, 2002 (except that the exclusivity period is through April 30, 2000 as to cash acquisitions undertaken by the Company or L-3 Communications Corporation) so long as the Lehman Partnership owns at least 10% of the outstanding Common Stock. In the event that Lehman Brothers agrees to provide any investment banking services to the Company or L-3 Communications Corporation, it will be paid fees that are mutually agreed upon based on similar transactions and practices in the investment banking industry. See "Certain Relationships and Related Transactions".

     No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.


                            1997 STOCK OPTION PLAN

     In April 1997, the Company adopted the 1997 Stock Option Plan which authorizes the Compensation Committee to grant options to key employees of the Company and its subsidiaries. On March 10, 1998, the 1997 Stock Option Plan was amended to increase the shares available for option grants to 4,255,815 shares of Common Stock, of which 3,400,794 shares had been granted and were outstanding as of December 31, 1998. The Compensation Committee of the Board of Directors of the Company, in its sole discretion, determines the terms of option agreements, including without limitation the treatment of option grants in the event of a change of control. The 1997 Stock Option Plan remains in effect for 10 years following the date of approval.

     On April 30, 1997, the Company granted each of Messrs. Lanza and LaPenta options to purchase 1,142,857 shares of Common Stock. See "Employment Agreements" below for a description of the terms of these grants. On July 1, 1997 and November 11, 1997, the Compensation Committee authorized grants of options to employees of the Company and its subsidiaries, other than Messrs. Lanza and LaPenta, to acquire an aggregate of 689,500 shares of Common Stock at an exercise price of $6.47 per share (the "Employee Options"). Each Employee Option was granted pursuant to an individual agreement that provides (i) 20% of shares underlying the option will become exercisable on the first anniversary of the grant date, 50% will become exercisable on the second anniversary of the grant date and 30% will become exercisable on the third anniversary of the grant date; provided that, after the IPO 15% of the shares underlying the option (which would otherwise become exercisable on the second anniversary of the grant date) became exercisable; (ii) all shares underlying the option will become exercisable upon certain events constituting a change of control; and
(iii) the option will expire upon the earliest to occur of (A) the tenth anniversary of the grant date, (B) one year after termination of employment due to the optionee's death or permanent disability, (C) immediately upon termination of the optionee's employment for cause and (D) three months after termination of optionee's employment for any other reason. On May 1, 1998, the

Company granted options to employees of the Company and its subsidiaries, other than Messrs. Lanza and LaPenta, to purchase 285,370 shares of Common Stock at an exercise price of $22.00 per share and on terms substantially similar to the Employee Options. On August 13, 1998, the Company granted options to purchase 142,200 shares of Common Stock at an exercise price of $32.75 per share primarily to employees of recently acquired companies, and on January 19, 1999, the Company granted options to purchase 414,150 shares of Common Stock at an exercise price of $40.50 per share to employees who received the Employee Options during 1997 and to employees of recently acquired companies. The terms of such stock options were substantially similar to the Employee Options except that such options vest in equal installments over a period of three years.


                             EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement (the "Employment Agreements") effective on April 30, 1997 with each of Mr. Lanza, Chairman and Chief Executive Officer of the Company, who will receive a base salary of $750,000 per annum and appropriate executive level benefits, and Mr. LaPenta, President and Chief Financial Officer of the Company, who will receive a base salary of $500,000 per annum and appropriate executive level benefits. The Employment Agreements provide for an initial term of five years, which will automatically renew for one-year periods thereafter, unless a party thereto gives notice of its intent to terminate at least 90 days prior to the expiration of the term.

     Upon a termination without cause or resignation for good reason, the Company will be obligated, through the end of the term, to (i) continue to pay the base salary and (ii) continue to provide life insurance and medical and hospitalization benefits comparable to those provided to other senior executives; provided, however, that any such coverage shall terminate to the extent that Mr. Lanza or Mr. LaPenta, as the case may be, is offered or obtains comparable benefits coverage from any other employer. The Employment Agreements provide for confidentiality during employment and at all times thereafter. There is also a noncompetition and non-solicitation covenant which is effective during the employment term and for one year thereafter; provided, however, that if the employment terminates following the expiration of the initial term, the noncompetition covenant will only be effective during the period, if any, that the Company pays the severance described above.

     The Company has granted each of Messrs. Lanza and LaPenta (together, the "Equity Executives") nonqualified options to purchase, at $6.47 per share, 1,142,857 shares of Common Stock. In each case, half of the options were structured as "Time Options" and half were structured initially as "Performance Options" (collectively, the "Options"). The Time Options became exercisable with respect to 20% of the shares subject to the Time Options on March 2, 1998 and will become exercisable with respect to an additional 20% of the shares subject to the Time Options on each of April 30, 1999, 2000, 2001 and 2002 if employment continues through and including such date. The Performance Options were initially structured to become exercisable nine years after the Closing, but became exercisable with respect to up to 20% of the shares subject to the Performance Options on March 2, 1998 and will become exercisable with respect to an additional 20% of the shares subject to the Performance Options on each of April 30, 1999, 2000, 2001 and 2002, to the extent certain targets for the Company's earnings before interest, income taxes, depreciation and amortization are achieved. On March 2, 1998, each of Mr. Lanza and Mr. LaPenta exercised options to acquire 228,571 shares of Common Stock. On April 5, 1999, the Company amended the Performance Options to eliminate the performance target acceleration provisions and to provide that the unvested portion of the Performance Options will vest and become exercisable as of April 30, 2000, if employment continues through and including such date. The Options will become fully exercisable under certain circumstances, including a change in control. The Option term is ten years through April 30, 2007; except that if (i) the Equity Executive is fired for cause or resigns without good reason, the Options will expire upon termination of employment or (ii) the Equity Executive is fired without cause, resigns for good reason, dies, becomes disabled or retires, the Options will expire one year after termination of employment. Unexercisable Options will terminate upon termination of employment, unless acceleration is expressly provided for. Upon a change of control, Holdings may terminate the Options, so long as the Equity Executives are cashed out or permitted to exercise their Options prior to such change of control.

     The Company also has entered into a split-dollar life insurance agreement with Mr. LaPenta. Under the split-dollar agreement, the Company owns and pays the premiums on the life insurance policy, and Mr. LaPenta has the right to designate a beneficiary to receive a fixed portion of the policy death benefit. The balance of the death benefit will be payable to the Company as a recovery of its investment.


                              PENSION PLAN TABLE

     The following table shows the estimated annual pension benefits payable under the L-3 Communications Corporation Pension Plan and Supplemental Employee Retirement Plan to a covered participant upon retirement at normal retirement age (65), based on the career average compensation (salary and bonus) and years of credited service with the Company.




                                       YEARS OF CREDITED SERVICE
                     --------------------------------------------------------------
  CAREER AVERAGE
   COMPENSATION          15           20           25           30           35
------------------   ----------   ----------   ----------   ----------   ----------
$125,000 .........    $ 18,981     $ 24,937     $ 29,833     $ 33,856     $ 37,164
 150,000 .........      23,172       30,408       36,355       41,243       45,260
 175,000 .........      27,364       35,879       42,877       48,629       53,357
 200,000 .........      31,556       41,349       49,399       56,015       61,454
 225,000 .........      35,747       46,820       55,921       63,402       69,550
 250,000 .........      39,939       52,291       62,444       70,788       77,647
 300,000 .........      48,322       63,233       75,488       85,561       93,840
 400,000 .........      65,089       85,116      101,577      115,106      126,226
 450,000 .........      73,472       96,057      114,621      129,879      142,420
 500,000 .........      81,855      106,999      127,665      144,651      158,613
 750,000 .........     123,772      161,707      192,887      218,515      239,579

     As of December 31, 1998, the current annual compensation and current years of credited service (including for Messrs. LaPenta and Strianese, years of credited service as an employee of Loral and Lockheed Martin) for each of the following persons were: Mr. Lanza, $750,000 and 2 years; Mr. LaPenta, $500,000 and 27 years; Mr. Strianese, $305,000 and 9 years; Mr. Cambria, $330,000 and 2 years; and Mr. Schwartz, $314,000 and 2 years.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Lehman Partnership owns 24.7% of the Common Stock. Certain affiliates of the Lehman Partnership provide services to the Company. In 1998, Lehman Brothers provided underwriting and investment banking services to the Company, for which services it received fees of $15.5 million. In addition, Lehman Brothers Commercial Paper Inc., an affiliate of Lehman Brothers, is a lender to the Company under the Company's bank credit facilities, for which it received fees of $0.4 million in 1998.

     In connection with the acquisition by the Company of its initial ten business units (the "Businesses") from Lockheed Martin (the "L-3 Acquisition"), Lockheed Martin has agreed to indemnify the Company and L-3 Communications Corporation, subject to certain limitations, for Lockheed Martin's breach of representations and warranties and the Company and L-3 Communications Corporation have assumed certain obligations relating to environmental matters and benefits plans. These obligations include certain on-site and off-site environmental liabilities related to events or activities of the Businesses occurring prior to the L-3 Acquisition. Lockheed Martin has agreed to indemnify the Company, subject to certain limitations, for its breach of (i) non-environmental representations and warranties up to $50 million (subject to a $5 million threshold) and (ii) through April 30, 2005, to pay 50% of all costs incurred by the Company above those reserved for on the Company's balance sheet at April 1997 relating to certain Company-assumed environmental liabilities and, for the seven years thereafter, 40% of certain reasonable operation and maintenance costs relating to any environmental remediation projects undertaken in the first eight years (subject to a $6 million threshold).

     Lockheed Martin provides to certain divisions of the Company certain management information systems services at Lockheed Martin's fully-burdened cost but without profit. The Company, L-3 Communications Corporation and Lockheed Martin have entered into certain subleases of real property and cross-licenses of intellectual property.

     In addition, the Company and Lockheed Martin have entered into a Limited Noncompetition Agreement (the "Noncompetition Agreement") which, for up to three years from April 1997, in certain circumstances, precludes Lockheed Martin from engaging in the sale of any products that compete with the products of the Company that are set forth in the Noncompetition Agreement for specifically identified application of the products. Under the Noncompetition Agreement, Lockheed Martin is prohibited, with certain exceptions, from acquiring any business engaged in the sale of the specified products referred to in the preceding sentence, although Lockheed Martin may acquire such a business under circumstances where the exceptions do not apply provided that it offers to sell such business to the Company within 90 days of its acquisition. The Noncompetition Agreement does not, among other exceptions, (i) apply to businesses operated and managed by Lockheed Martin on behalf of the U.S. government, (ii) prohibit Lockheed Martin from engaging in any existing businesses and planned businesses as of the closing of the L-3 Acquisition or businesses that are reasonably related to existing or planned businesses or
(iii) apply to selling competing products where such products are part of a larger system sold by Lockheed Martin.

     The Company and its predecessor sell products to Lockheed Martin and its affiliates. Such net sales amounted to $70,401 for 1998 and $60,402 for the nine-month period ended December 31, 1997; $21,171 for the three-month period ended March 31, 1997 and $70,658 for 1996, respectively.

     Sales of products to Lockheed Martin, excluding those under intercompany work transfer agreements existing at the time of the L-3 Acquisition, are made on terms no less favorable than those which would be available from non-affiliated third party customers. A significant portion of the Company's sales to Lockheed Martin are either based on competitive bidding or catalog prices.


STOCKHOLDERS AGREEMENT

     In connection with the L-3 Acquisition, the Company, Lockheed Martin, the Lehman Partnership and Messrs. Lanza and LaPenta entered into the Stockholders Agreement which, except for the terms relating to (i) the registration rights,
(ii) provision of services by Lehman Brothers and (iii) the standstill agreement by Lockheed Martin, terminated upon the completion of the IPO.

     Pursuant to the Stockholders Agreement, Messrs. Lanza and LaPenta, Lockheed Martin and the Lehman Partnership have the right, from time to time and subject to certain conditions, to require Holdings to register under the Securities Act of 1933 shares of common stock held by them. Lockheed Martin, the Lehman Partnership and each of the Messrs. Lanza and LaPenta has three, four and one demand registration rights, respectively. In addition, the Stockholders Agreement also provides certain existing stockholders with certain piggyback registration rights. The Stockholders Agreement provides, among other things, that the Company will pay expenses in connection with (i) up to two demand registrations requested by Lockheed Martin, up to three demand registrations requested by the Lehman Partnership and the two demand registrations requested by Messrs. Lanza and LaPenta and (ii) any registration in which the existing stockholders participate through piggyback registration rights granted under such agreement. In February, 1999, Lockheed Martin and the Lehman Partnership sold 4.5 million shares and 2 million shares, respectively, through the exercise of their piggyback registration rights in a public offering of Common Stock by the Company.

     The Stockholders Agreement also provides that Lehman Brothers has the exclusive right to provide investment banking services to the Company through April 30, 2002 (except that the exclusivity period through April 30, 2000 as to cash acquisitions undertaken by the Company or L-3 Communications Corporation) so long as the Lehman Partnership owns at least 10% of the outstanding Common Stock. In the event that Lehman Brothers agrees to provide any investment banking services to the Company or L-3 Communications Corporation, it will be paid fees that are mutually agreed upon based on similar transactions and practices in the investment banking industry.

     Under the Stockholders Agreement, Lockheed Martin is subject to a standstill arrangement which generally prohibits any increase in its share ownership percentage over 34.9%.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the NYSE. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.


     The following officers of the Company inadvertently failed to file a Form 4 regarding one transaction involving the acquisition of Common Stock in the
IPO: Michael T. Strianese, Christopher C. Cambria, Robert F. Mehmel, Lawrence
W. O'Brien, Joseph S. Paresi, Lawrence W. Schwartz, Jimmie V. Adams and Robert RisCassi. John M. Shalikashvili failed to file a Form 3 within ten days of becoming a director of the Company. These oversights for the fiscal year 1998 were cured by corrective Form 5 filings.


                 PROPOSAL 2. SELECTION OF INDEPENDENT AUDITORS


     The Board of Directors has selected PricewaterhouseCoopers LLP to act as independent auditors for the Company for the 1999 fiscal year, and a proposal to ratify this selection will be submitted to the Annual Meeting. PricewaterhouseCoopers LLP has acted as independent auditors for the Company since its formation in 1997 and management believes it desirable and in the best interests of the Company to continue the employment of that firm. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


     If the foregoing proposal is not approved by the holders of a majority of the shares represented at the Annual Meeting and voting on the proposal, the selection of independent auditors will be reconsidered by the Board of Directors.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.


      PROPOSAL 3. RATIFY AND APPROVE THE 1999 LONG TERM PERFORMANCE PLAN


     On March 26, 1999, the Board of Directors authorized and approved the 1999 Long Term Performance Plan (the "1999 Plan"). The purpose of the 1999 Plan is to benefit the Company's stockholders by encouraging high levels of performance by individuals who contribute to the success of the Company and its subsidiaries and to enable the Company and its subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This purpose is to be accomplished by providing eligible individuals with an opportunity to obtain or increase a proprietary interest in the Company and/or by providing eligible individuals with additional incentives to join or remain with the Company and its subsidiaries. The Company has reserved 1,000,000 shares of Common Stock for issuance under the 1999 Plan, subject to approval of the 1999 Plan by the Stockholders. A copy of the 1999 Plan is attached hereto as ANNEX A to this Proxy Statement.


     If the 1999 Plan is approved by the Stockholders, it will become effective as of April 27, 1999. Unless terminated earlier by the Company's Board of Directors, the 1999 Plan will terminate on April 27, 2009.


     The 1999 Plan is hereby proposed for approval by the Stockholders. The affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting will be necessary to approve the 1999 Plan.

                         DESCRIPTION OF THE 1999 PLAN


ELIGIBILITY

     Awards under the 1999 Plan may be granted to any employee, including any officer, of the Company or any of its subsidiaries and to any other individual who provides services to or on behalf of the Company or any of its subsidiaries, subject to the discretion of the Committee (as defined below) to determine the particular employees and other individuals who, from time to time, will be selected to receive awards.


TYPES OF AWARDS

     Awards under the 1999 Plan may be in the form of non-qualified stock options, incentive stock options, stock appreciation rights (SARs), restricted stock and other incentive awards, such as performance units. Awards may be granted singly or in combination with other awards, consistent with the terms of the 1999 Plan. Each award will be evidenced by an award agreement entered into between the Company and the recipient setting forth the specific terms and conditions applicable to that award. Awards under the 1999 Plan generally will be nontransferable by a holder (other than by will or the laws of descent and distribution) and rights thereunder generally will be exercisable during the holder's lifetime only by the holder, except that awards, other than awards of incentive stock options, may be transferred to and exercised by a family member or family members of a participant or transferred to an irrevocable trust established for the benefit a participant's family members during the participant's lifetime. The maximum term of unvested or unexercised awards under the 1999 Plan is ten years from the initial date of grant.

     Stock options authorized under the 1999 Plan are rights to purchase a specified number of shares of the Common Stock at an exercise price of not less than 100% of the fair market value of the stock on the date of grant (or date of amendment of the exercise price, if any) during the period set forth in the award agreement. Stock options that are granted as incentive stock options will be granted with such additional terms as are necessary to satisfy the applicable requirements of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The fair market value of the Common Stock for which incentive stock options are exercisable for the first time by an optionee during any calendar year can not exceed $100,000 (measured as of the date of grant) under current tax laws. Other awards are not limited in this manner.

     SARs entitle the recipient to receive, upon exercise of the SAR, an amount (payable in cash and/or stock or other property) equal to the amount of the excess, if any, of the fair market value of a share of the Common Stock on the date the SAR is exercised (or some lesser ceiling amount) over the base price of the SAR, which cannot be less than the fair market value of a share of the Common Stock on the date the SAR was awarded or the exercise price of a related stock option. SARs may be granted on a freestanding basis, in relation to a stock option or in "tandem" with a stock option, such that the exercise of either the option or the SAR cancels the recipient's rights under the tandem award with respect to the number of shares so exercised.

     Restricted stock is Common Stock issued to the recipient, typically for minimal lawful consideration and subject to certain risks of forfeiture and restrictions and limitations on transfer, the vesting of which may depend on individual or corporate performance, continued service or other criteria.

     Other incentive awards might include phantom stock or units, performance stock or units, bonus stock or units, dividend equivalent units, similar securities or rights and other awards payable in or with a value derived from or a price related to the fair market value of the Common Stock, payable in Common Stock and/or cash, all on such terms as the Committee may approve. Such awards may be granted, become vested or be payable based upon the continued employment of a participant, or upon the attainment of specified corporate or individual performance goals (as in the case of performance stock or units).

     Under Section 162(m) of the Code, the Company may not deduct certain compensation over $1,000,000 in any year to the Chief Executive Officer or any of the four other most highly compensated executive officers of the Company unless, among other things, this compensation qualifies as "performance-based compensation" under Section 162(m), and the material terms of the plan for such compensation are approved by stockholders. With reference to awards intended to qualify as performance-based compensation under Section 162(m), the material terms of the 1999 Plan include the eligible class of participants, the performance goal or goals and the maximum annual amount payable thereunder to any individual participant. Stock options and SARs that are granted under the 1999 Plan at a fair market value exercise price are intended to qualify as performance-based compensation ("Qualifying Options and SARs"). In addition, other awards (such as restricted stock and performance units) may be granted under the 1999 Plan to qualify as performance-based compensation under Section 162(m).

     The eligible class of persons for performance-based awards under the 1999 Plan is all employees of the Company and its subsidiaries. Awards that are intended to qualify as performance-based awards under the Plan (other than Qualifying Options and SARs) may be granted only in accordance with the performance-based requirements of Section 162(m), as set forth below.

     The performance goals for performance-based awards under the Plan are any one or a combination of earnings per share, return on equity, total stockholder return and cash flow (each as defined in the Plan) or such other performance goal or goals that the Committee, in its discretion, establishes in accordance with the requirements of Section 162(m). These goals will be applied over either consecutive or rolling cycles of more than one but not more than five fiscal years. Specific cycles, weightings of more than one performance goal and target levels of performance upon which actual payments will be based, as well as the award levels payable upon achievement of specified levels of performance, will be determined by the Committee not later than the applicable deadline under Section 162(m) and in any event at a time when achievement of such targets is substantially uncertain. These variables may change from cycle to cycle. Appropriate adjustments to the performance goals and targets in respect of performance-based awards may be made by the Committee based upon objective criteria in the case of significant acquisitions or dispositions by the Company, extraordinary gains or losses, material changes in accounting principles or practices, or certain other events that in any case were not anticipated (or the effects of which were not anticipated) at the time goals were established, in order to neutralize the effect of such events on the performance-based awards. The Company believes that specific performance targets (when established) are likely to constitute confidential business information, the disclosure of which may adversely affect the Company or mislead the public.

     The Committee must certify the achievement of the applicable performance goals and the actual amount payable to each participant under the performance-based awards prior to payment. The Committee may retain discretion to reduce, but not increase, the amount payable under a performance-based award to any participant, notwithstanding the achievement of targeted performance goals. Awards may be accelerated in the event of a Change in Control of the Company, as described below.

     Subject to adjustment as described below, (i) the maximum number of shares of Common Stock with respect to which Options and Stock Appreciation Rights may be granted to any employee of the Company or any subsidiary in any fiscal year shall not exceed 500,000 and (ii) the maximum number of shares of Common Stock with respect to which performance-based awards (other than Qualifying Options and SARs) may be granted to any employee of the Company or any subsidiary in any fiscal year shall be 500,000 or, in the event such performance-based award is paid in cash, the equivalent cash value thereof as of the date of payment of such performance-based award.

     The Committee also has the authority to grant awards under the Plan in substitution for or as the result of the assumption of stock incentive awards held by employees of other entities who become employees of the Company or a subsidiary as a result of a merger or acquisition of the entity.

     Awards may be granted in connection with the surrender or cancellation of previously granted awards, or may be amended, under such terms and conditions, including numbers of shares and exercise price, exercisability or termination, that are the same as or different from the existing awards, all as the Committee may approve.

ADMINISTRATION; CHANGE IN CONTROL

     The Plan provides that it shall be administered by the Compensation Committee or another committee of the Board of Directors ("Committee"), constituted so as to permit the plan to comply with the "non-employee director" provisions of Rule 16b-3 under the Exchange Act and the "outside director" requirements of Section 162(m). The Committee has the authority within the terms and limitations of the Plan to designate recipients of awards, determine or modify the form, amount, terms, conditions, restrictions, and limitations of awards, including vesting provisions, terms of exercise of an award, expiration dates and the treatment of an award in the event of the retirement, disability, death or other termination of a participant's employment with the Corporation, and to construe and interpret the 1999 Plan. Such authority includes the discretion to accelerate, extend and reduce (subject to the limitations noted above) the exercise price of outstanding awards.

     The Committee is authorized to include specific provisions in award agreements relating to the treatment of awards in the event of a "Change in Control" of the Company and is authorized to take certain other actions in such an event. Change in Control under the Plan is defined generally to include a change in ownership involving 51 percent or more of the outstanding voting securities of the Company (or a combined entity), a transfer of substantially all of its assets of the Company, or L-3 Communications Corporation or any successor thereto, or a change, during any period of 24 months or less, of 50 percent or more of the members of its Board of Directors.

     The Committee may delegate to the officers or employees of the Company or its subsidiaries the authority to execute and deliver such instruments and documents and to take actions necessary, advisable or convenient for the effective administration of the 1999 Plan. It is intended generally that the awards under the 1999 Plan and the 1999 Plan itself comply with and be interpreted in a manner that, in the case of participants who are subject to
Section 16 of the Exchange Act and for whom (or whose awards) the benefits of Rule 16b-3 are intended, satisfy the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under that Section. The 1999 Plan provides that neither the Company nor any member of the Board of Directors or of the Committee shall have any liability to any person for any action taken or not taken in good faith under the 1999 Plan.


AMENDMENT AND TERMINATION

     The Board of Directors has the authority to amend, suspend or discontinue the 1999 Plan at any time, provided that no such action will affect any outstanding award in any manner adverse to the participant without the consent of the participant. The 1999 Plan may be amended by the Board of Directors without further stockholder approval, and no guidelines have been established relating to the nature of the amendments that may be made to the 1999 Plan without stockholder approval. Such approval, however, may be required (e.g., in the case of amendments that materially increase the available number of shares under the 1999 Plan) to satisfy tax rules applicable to performance-based compensation under Section 162(m) or to subsequent grants of incentive stock options, or to satisfy other applicable legal requirements. Amendments made without stockholder approval could increase the costs to the Company under the 1999 Plan, although the amount thereof is not determinable. Because the Committee retains the discretion to set and change the specific targets for each performance period under a performance-based award intended to be exempt from Section 162(m), stockholder ratification of the performance goals will be required, in any event at five-year intervals in the future to exempt awards granted under the 1999 Plan from the limitations on deductibility.


AUTHORIZED SHARES; OTHER PROVISIONS; NON-EXCLUSIVITY

     The number of shares of the Common Stock that may be issued in respect of awards under the 1999 Plan may not exceed 1,000,000 shares. The number of shares that may be issued in respect of restricted stock awards under the 1999 Plan may not exceed 2% of the outstanding shares of Common Stock at the time of a grant. Shares of Common Stock subject to awards (whether at the discretion of the Company or the participant) will initially be counted against each of the share limit and the share unit limit. When payment is ultimately made in respect to the award in either shares or cash, a number of shares or share units relating to the alternative form of consideration not so paid will be recredited to the applicable limit.

     The number and kind of shares available for grant and the shares subject to outstanding awards (as well as individual share and share unit limits on awards, performance targets and exercise prices of awards) may be adjusted to reflect the effect of a stock dividend, split, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, extraordinary dividend or other distribution or other similar transaction. Any unexercised or undistributed portion of any expired, cancelled, terminated or forfeited award, or alternative form of consideration under an award that is not paid in connection with the settlement of any portion of an award, will again be available for award under the 1999 Plan, whether or not the participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the participant's ownership was restricted or otherwise not vested. Although shares subject to repriced or cancelled options or SARs will be counted against the individual award limits to the extent required by Section 162(m), only shares actually issued or share units actually paid will be charged against the aggregate share or share unit limits, respectively, under the Plan. UPON APPROVAL OF THE 1999 PLAN BY THE STOCKHOLDERS, THE COMPANY INTENDS TO REGISTER UNDER THE SECURITIES ACT OF 1933 THE 1,000,000 OF THE COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE 1999 PLAN.

     Full payment for shares purchased on exercise of any option, along with payment of any required tax withholding, must be made at the time of such exercise in cash or, if permitted by the Committee, in exchange for a promissory note in favor of the Company, in shares of Common Stock having a fair market value equivalent to the exercise price and withholding obligation, or any combination thereof, or pursuant to such "cashless exercise" procedures as may be permitted by the Committee. Any payment required in respect of other awards may be in such amount and in any lawful form of consideration as may be authorized by the Committee.

     The 1999 Plan does not impose any minimum vesting periods on options or other awards. However, shares of stock acquired after exercise of an option may not, in the ordinary course, be sold before the expiration of six months from the date of grant. The maximum term of an option or any other award is ten years.

     The 1999 Plan is not exclusive and does not limit the authority of the Board or Directors or its committees to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.


FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of Federal income tax consequences to participants and the Company relating to nonqualified and incentive stock options and certain other awards that may be granted under the 1999 Plan. This discussion does not purport to cover all tax consequences relating to stock options and other awards.

     An optionee will not recognize income upon the grant of a nonqualified stock option to purchase shares of Common Stock. Upon exercise of the option, the optionee will recognize ordinary compensation income equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the option price for such stock. The tax basis of the stock acquired by exercising an option in the hands of the optionee will equal the option price for the stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the stock will commence on the day the option is exercised. An optionee who sells option stock will recognize capital gain or loss measured by the difference between the tax basis of the stock and the amount realized on the sale. Such gain or loss will be long-term if the stock is held for more than 12 months after exercise and short-term if held for 12 months or less after exercise. The Company or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

     An optionee will not recognize income upon the grant of an incentive stock option to purchase shares of Common Stock, and will not recognize income upon exercise of the option, provided such optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise (or one year prior to exercise in the event of disability). Generally, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option price will be includable in alternative minimum taxable income for purposes of determining alternative minimum tax and such amount will be added to the tax basis of such stock for purposes of determining alternative minimum taxable income in the year the stock is sold. Where an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, long-term capital gain or loss will be recognized equal to the difference between the sales price and the option price. An optionee who sells such shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of (a) the difference between the fair market value of the shares on the date of exercise and the amount paid for the shares, or (b) the excess of the amount realized on the sale over the adjusted basis in the shares. Any remaining gain or loss will be treated as a capital gain or loss. The Company or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.


     The current federal income tax consequences of other awards authorized under the plan generally follow certain basic patterns: SARs are taxed to the individuals and deductible by the Company in substantially the same manner as nonqualified stock options; and nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the stock over the purchase price (if any) at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); in each of the foregoing cases, the Company will generally have (at the time the participant recognizes income) a corresponding deduction.


     If, as a result of a change in control event, a participant's options or SARs or other rights become immediately exercisable, or restrictions immediately lapse on an award, or cash, shares or other benefits covered by another type of award are immediately vested or issued, the additional economic value, if any, attributable to the acceleration or issuance may be deemed a "parachute payment" under Section 280G of the Code. In such case, the participant may be subject to a 20% non-deductible excise tax as to all or a portion of such economic value, in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.


     Notwithstanding any of the foregoing discussions with respect to the deductibility of compensation under the Plan, Section 162(m) would render non-deductible to the Company certain compensation in excess of $1,000,000 in any year to the Named Executive Officers, unless such excess compensation is "performance-based" (as defined) or is otherwise exempt from Section 162(m). The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the stockholders approve the material terms of the plan. Stock options, SARs and certain (but not all) other types of awards that may be granted to executive officers as contemplated by the Plan are intended to qualify for the exemption for performance-based compensation under Section 162(m).


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 LONG TERM PERFORMANCE PLAN.


                             STOCKHOLDER PROPOSALS


     Any Stockholder desiring to submit a proposal to be presented for consideration in the Company's 2000 Proxy Statement must submit such proposal to the Company no later than the close of business on December 8, 1999. Such proposals should be sent by Certified Mail -- Return Receipt Requested to the attention of the Secretary, L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016.


     Under the current rules of the Securities and Exchange Commission, a Stockholder submitting a proposal is required to be a record or beneficial owner of at least 1% or $1,000 in market value of the Company's Common Stock and to have held such stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

                           GENERAL AND OTHER MATTERS


     At the date of this Proxy Statement, the Company knows of no business that will be brought before the Annual Meeting other than the matters set forth above. However, if any further business properly comes before the Annual Meeting or any adjournments thereof, the persons named as proxies in the accompanying proxy will vote them in accordance with their discretion and judgment on such matters.


     The Company has herewith provided each Stockholder whose proxy is being solicited hereby, a copy of the Company's 1998 Annual Report, including financial statements. Written requests for additional copies should be directed to: Corporate Communications, L-3 Communications Holdings, Inc., 600 Third Avenue, New York, New York 10016.


     PLEASE COMPLETE, DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF RETURNED IN THE ACCOMPANYING ENVELOPE AND MAILED IN THE UNITED STATES.




                                        By Order of the Board of Directors,

                                        [GRAPHIC OMITTED]

                                        Christopher C. Cambria
                                        Vice President, Secretary and General
                                        Counsel


New York, New York
April 6, 1999

                                    ANNEX A


                       L-3 COMMUNICATIONS HOLDINGS, INC.

                        1999 LONG TERM PERFORMANCE PLAN

                               TABLE OF CONTENTS




                                                                               PAGE
                                                                              -----
SECTION  1.   Purpose ....................................................... A-2
SECTION  2.   Definitions; Rules of Construction ............................ A-2
SECTION  3.   Eligibility ................................................... A-3
SECTION  4.   Awards ........................................................ A-4
SECTION  5.   Shares of Stock and Share Units Available Under Plan .......... A-6
SECTION  6.   Award Agreements .............................................. A-7
SECTION  7.   Adjustments; Change in Control; Acquisitions .................. A-8
SECTION  8.   Administration ................................................ A-10
SECTION  9.   Amendment and Termination of this Plan ........................ A-11
SECTION 10.   Miscellaneous ................................................. A-11

                       L-3 COMMUNICATIONS HOLDINGS, INC.

                        1999 LONG TERM PERFORMANCE PLAN


SECTION 1. PURPOSE.

     The purpose of this Plan is to benefit the Corporation's stockholders by encouraging high levels of performance by individuals who contribute to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This purpose is to be accomplished by providing eligible individuals with an opportunity to obtain or increase a proprietary interest in the Corporation and/or by providing eligible individuals with additional incentives to join or remain with the Corporation and its Subsidiaries.


SECTION 2. DEFINITIONS; RULES OF CONSTRUCTION.

     (a) Defined Terms. The terms defined in this Section shall have the following meanings for purposes of this Plan:

     "Award" means an award granted pursuant to Section 4.

     "Award Agreement" means an agreement described in Section 6 entered into between the Corporation and a Participant, setting forth the terms and conditions of an Award granted to a Participant.

     "Beneficiary" means a person or persons (including a trust or trusts) validly designated by a Participant or, in the absence of a valid designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death.

     "Board of Directors" or "Board" means the Board of Directors of the Corporation.

     "Cash Flow" means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financings and investing activities, as determined by the Committee at the time an Award is granted.

     "Change in Control" means change in control as defined in Section 7(c).

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means the Committee described in Section 8(a).

     "Corporation" means L-3 Communications Holdings, Inc.

     "Employee" means any person, including an officer (whether or not also a director) in the regular full-time employment of the Corporation or any of its Subsidiaries who, in the opinion of the Committee is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Corporation or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an Employee of any Subsidiary that is not a "subsidiary corporation" of the Corporation as defined in Code Section 424(f).

     "EPS" means earnings per common share on a fully diluted basis determined by dividing (a) net earnings, less dividends on preferred stock of the Corporation by (b) the weighted average number of common shares and common share equivalents outstanding.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Executive Officer" means executive officer as defined in Rule 3b-7 under the Exchange Act. If the Board has designated the executive officers of the Corporation for purposes of reporting under the Exchange Act, the designation shall be conclusive for purposes of this Plan.

     "Fair Market Value" means the closing price of the relevant security as reported on the composite tape of New York Stock Exchange issues (or if, at the date of determination, the security is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee) on the relevant date, or, if no sale of the security is reported for that date, the next preceding day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using criteria as it shall determine, in its sole direction, to be appropriate for the valuation.

     "Insider" means any person who is subject to Section 16(b) of the Exchange Act.

     "Option" means a Nonqualified Stock Option or an Incentive Stock Option as described in Section 4(a)(1) or (2).

     "Participant" means a person who is granted an Award, pursuant to this Plan, that remains outstanding.

     "Performance-Based Awards" is defined in Section 4(b).

     "Performance Goal" means EPS or ROE or Cash Flow or Total Stockholder Return or such other Performance Goal or Goals that the Committee in its sole discretion establishes in accordance with the requirements of Section 162(m) of the Code for which applicable shareholder approval requirements are met, and "Performance Goals" means any combination thereof.

     "ROE" means consolidated net income of the Corporation (less preferred dividends), divided by the average consolidated common stockholders' equity.

     "Rule 16b-3" means Rule 16b-3 under Section 16 of the Exchange Act, as amended from time to time.

     "Share Units" means the number of units under an Award that is payable solely in cash or is actually paid in cash, determined by reference to the number of shares of Stock by which the Award is measured.

     "Stock" means shares of Common Stock of the Corporation, par value $0.01 per share, subject to adjustments made under Section 7 or by operation of law.

     "Subsidiary" means, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

     "Total Stockholder Return" means with respect to the Corporation or other entities (if measured on a relative basis), the (1) change in the market price of its common stock (as quoted in the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid, divided by (ii) the beginning quoted market price, all of which is adjusted for any changes in equity structure, including but not limited to stock splits and stock dividends.

     (b) Financial and Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms, including terms defined herein as Performance Goals, are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles and as derived from the audited consolidated financial statements of the Corporation, prepared in the ordinary course of business.

     (c) Rules of Construction. For purposes of this Plan and the Award Agreements, unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.

SECTION 3. ELIGIBILITY.

     Any one or more Awards may be granted to any Employee, or any non-Employee who provides services to or on behalf of the Corporation or any of its Subsidiaries, who is designated by the Committee to receive an Award.

SECTION 4. AWARDS.

     (a) Type of Awards. The Committee may from time to time grant any of the following types of Awards, either singly, in tandem or in combination with other Awards:

     (1) Nonqualified Stock Options. A Nonqualified Stock Option is an Award in the form of an option to purchase Stock that is not intended to comply with the requirements of Code Section 422. The exercise price of each Nonqualified Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the date that the Option is granted. All Nonqualified Stock Options granted in accordance with this clause (1) shall be treated as Performance-Based Awards subject to the applicable restrictions of Section 4(b).

     (2) Incentive Stock Options. An Incentive Stock Option is an Award in the form of an option to purchase Stock that is intended to comply with the requirements of Code Section 422 or any successor section of the Code. The exercise price of each Incentive Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the date the Option is granted. If a Participant on the date an Incentive Stock Option is granted owns, directly or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, the exercise price per share of the Incentive Stock Option shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of the Stock at the time of grant, and such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted. To the extent that the aggregate "fair market value" of Stock with respect to which one or more incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation or of other entities referenced in Code Section 422(d)(1), the options shall be treated as Nonqualified Stock Options. For this purpose, the "fair market value" of the Stock subject to options shall be determined as of the date the Options were awarded. All Incentive Stock Options granted in accordance with this clause (2) shall be treated as Performance-Based Awards subject to the applicable restrictions of Section 4(b).

     (3) Stock Appreciation Rights. A Stock Appreciation Right is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the value of Stock over a base price established in the Award, payable in cash, Stock or such other form or combination of forms of payout, at times and upon conditions (which may include a Change in Control), as may be approved by the Committee. The minimum base price of a Stock Appreciation Right granted under this Plan shall be not less than the Fair Market Value of the underlying Stock on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right related to an Option (whether already outstanding or concurrently granted), the exercise price of the related Option. All Stock Appreciation Rights granted in accordance with this clause (3) shall be treated as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

     (4) Restricted Stock. Restricted Stock is an Award of shares of Stock of the Corporation that are issued, but subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine. Restricted Stock Awards to Executive Officers that are either granted or vest upon attainment of one or more of the Performance Goals shall only be granted as Performance-Based Awards under Section 4(b).


     (5) Other Share-Based Awards. The Committee may from time to time grant Awards under this Plan that provide the Participants with Stock or the right to purchase Stock, or provide other incentive Awards (including, but not limited to phantom stock or units, performance stock or units, bonus stock, dividend equivalent units, or similar securities or rights) that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock. The Awards shall be in a form determined by the Committee, provided that the Awards shall not be inconsistent with the other express terms of this Plan. Awards under this Section 4(a)(5) to Executive Officers that are either granted or become vested, exercisable or payable based on attainment of one or more of the Performance Goals shall only be granted as Performance-Based Awards under Section 4(b).

     (b) Special Performance-Based Awards. Without limiting the generality of the foregoing, any of the type of Awards listed in Section 4(a) may be granted as awards that satisfy the requirements for "performance-based compensation" within the meaning of Code Section 162(m) ("Performance-Based Awards"), the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Corporation or any of its Subsidiaries, divisions or other business units. Notwithstanding anything contained in this Section 4(b) to the contrary, any Option or Stock Appreciation Right granted in accordance with paragraph (a) shall be subject only to the requirements of clauses (1) and (3)(A) below in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section 4(b) (with such Awards hereinafter referred to as a "Qualifying Option" or a "Qualifying Stock Appreciation Right", respectively). With the exception of any Qualifying Option or Qualifying Stock Appreciation Right, an Award that is intended to satisfy the requirements of this Section 4(b) shall be designated as a Performance-Based Award at the time of grant.

     (1) Eligible Class. The eligible class of persons for Awards under this
   Section 4(b) shall be all Employees.

     (2) Performance Goals. The performance goals for any Awards under this
   Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, one or more of the Performance Goals. The specific performance target(s) with respect to Performance Goal(s) must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Goal(s) remains substantially uncertain.

     (3) Individual Limits. Subject to adjustment as provided in Section 7,
   (A) the maximum number of shares of Stock with respect to which Options and Stock Appreciation Rights may be granted to any employee in any fiscal year shall be 500,000 and (B) the maximum number of shares of Stock with respect to which Performance-Based Awards (other than Qualifying Options and Qualifying Stock Appreciation Rights) may be granted to any Employee in any fiscal year shall be 500,000 or, in the event such Performance-Based Award is paid in cash, the equivalent cash value thereof as of the date of payment of such Performance-Based Award. Awards that are cancelled or repriced during the year shall be counted against this limit to the extent required by Code Section 162(m).

     (4) Committee Certification. Before any Performance-Based Award under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of a Change in Control as provided in Section 7(b).

     (5) Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Code Section 162(m), on the payment of individual Performance-Based Awards under this Section 4(b). To the extent set forth in an Award Agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee's discretion), as the Committee may impose.

     (6) Adjustments for Material Changes. In the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iii) any material change in accounting policies or practices affecting the Corporation and/or the Performance Goals or targets, then, to the extent any of the foregoing events (or a material effect thereof) was not anticipated at the time the targets were set, the Committee may make adjustments to the Performance Goals and/or targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Committee's judgment, the effect of the event on the applicable Performance-Based Award.

     (7) Interpretation. Except as specifically provided in this Section 4(b), the provisions of this Section 4(b) shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to Executive Officers as "performance-based compensation" under Code Section 162(m) and regulations and other interpretations issued by the Internal Revenue Service thereunder.

     (8) Maximum Term of Awards. No Award that contemplates exercise or conversion may be exercised or converted to any extent, and no other Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested more than ten years after the date the Award was initially granted.


SECTION 5. SHARES OF STOCK AND SHARE UNITS AVAILABLE UNDER PLAN.

     (a) Aggregate Share Limit. The maximum number of shares of Stock that may be issued pursuant to all Awards (including Incentive Stock Options) is 1,000,000, subject to adjustment as provided in this Section 5 or Section 7. Any Restricted Stock grant may not exceed, in aggregate with all other Restricted Stock grants under this Plan, two percent of the shares of Stock outstanding at the time of grant.

     (b) Aggregate Share Unit Limit. The maximum number of Share Units that may be paid pursuant to all Awards shall not be more than 750,000, subject to adjustment as provided in this Section 5 or Section 7. Notwithstanding the foregoing, if an Award paid or payable in Units satisfies the requirements for an exclusion from the definition of a derivative security under Rule 16a-l(c) that does not require that the Award be made under a Rule 16b-3 plan, the Share Units that may be paid under the Award shall not be counted against the Share Unit limit of this Section 5(b).

     (c) Reissue of Shares and Share Units. Any unexercised, unconverted or undistributed portion of any expired, cancelled, terminated or forfeited Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award, shall again be available for Award under Section 5(a) or 5(b), as applicable, whether or not the Participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the Participant's ownership was restricted or otherwise not vested. Shares of Stock that are issued pursuant to Awards and subsequently reacquired by the Corporation pursuant to the terms and conditions of the Awards shall be available for reissuance under the Plan.

     (d) Interpretive Issues. Additional rules for determining the number of shares of Stock or Share Units authorized under this Plan may be adopted by the Committee, as it deems necessary or appropriate.

     (e) Treasury Shares; No Fractional Shares. The Stock which may be issued (which term includes Stock reissued or otherwise delivered) pursuant to an Award under this Plan may be treasury or authorized but unissued Stock or Stock acquired, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions to satisfy the requirements of this Plan. No fractional shares shall be issued but fractional interests may be accumulated.

     (f) Consideration. The Stock issued under this Plan maybe issued (subject to Section 10(d)) for any lawful form of consideration, the value of which equals the par value of the Stock or such greater or lesser value as the Committee, consistent with Sections 10(d) and 4(a)(1), (2) and (3), may require.

     (g) Purchase or Exercise Price; Withholding. The exercise or purchase price (if any) of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws shall be paid in cash or, subject to the Committee's express authorization and the restrictions, conditions and procedures as the Committee may impose, any one or combination of (i) cash,
(ii) the delivery of shares of Stock, (iii) a reduction in the amount of Stock or other amounts otherwise issuable or payable pursuant to such Award, or (iv) the delivery of a promissory note, or other obligation for the future payment in money, the terms and conditions of which shall be determined (subject to Section 10(d)) by the Committee. In the case of a payment by the means described in clause (ii) or (iii) above, the Stock to be so delivered or offset shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment or offset is made.

     (h) Cashless Exercise. The Committee may permit the exercise of the Award and payment of any applicable withholding tax in respect of an Award by delivery of written notice, subject to the Corporation's receipt of a third party payment in full in cash for the exercise price and the applicable withholding prior to issuance of Stock, in the manner and subject to the procedures as may be established by the Committee.

SECTION 6. AWARD AGREEMENTS.

     Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Stock or Share Units, as applicable, subject to the Award, and the price (if any) and term of the Award and, in the case of Performance-Based Awards, the applicable Performance Goals. The Award Agreement shall also set forth (or incorporate by reference) other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

     (a) Incorporated Provisions. Award Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms, unless the Committee in the Award Agreement otherwise (consistent with applicable legal considerations) provides:

     (1) Transferability: An Award shall not be assignable nor transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his or her guardian or legal representative, except that Awards other than Incentive Stock Options may be transferred to and exercised by a family member or family members of a Participant, or transferred to an irrevocable trust or trusts established for the benefit of a Participant's family members, during the Participant's lifetime. The designation of a Beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

     (2) Rights as Stockholder: A Participant shall have no rights as a holder of Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of these securities. Except as provided in Section 7, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend equivalents or similar economic benefits.

     (3) Withholding: The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award and these obligations shall be paid by the Participant on or prior to the payment of the Award. In the case of an Award payable in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of an Award paid in shares of Stock, a Participant shall satisfy the withholding obligation as provided in Section 5(g).

     (4) Option Holding Period: Subject to the authority of the Committee under Section 7, a minimum six-month period shall elapse between the date of initial grant of any Option and the sale of the underlying shares of Stock, and the Corporation may impose legend and other restrictions on the Stock issued on exercise of the Options to enforce this requirement.

     (b) Other Provisions. Award Agreements may include other terms and conditions as the Committee shall approve, including but not limited to the following:

     (1) Termination of Employment: A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with or services to the Company, including any provisions relating to the vesting, exercisability, forfeiture or cancellation of the Award in these circumstances, subject, in the case of Performance-Based Awards, to the requirements for "performance-based compensation" under Code Section 162(m).

     (2) Vesting; Effect of Termination; Change in Control: Any other terms consistent with the terms of this Plan as are necessary and appropriate to effect the Award to the Participant, including but not limited to the vesting provisions, any requirements for continued employment, any other restrictions or conditions (including performance requirements) of the Award, and the method by which (consistent with Section 7) the restrictions or conditions lapse, and the effect on the Award of a Change in Control.

     (3) Replacement and Substitution: Any provisions permitting or requiring the surrender of outstanding Awards or securities held by the Participant in whole or in part in order to exercise or realize rights under or as a condition precedent to other Awards, or in exchange for the grant of new or amended Awards under similar or different terms.

     (4) Reloading: Any provisions for successive or replenished Awards, including but not limited to reload Options.

     (c) Contract Rights, Forms and Signatures. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and an Award Agreement. No Award shall be enforceable until the Award Agreement or a receipt has been signed by the Participant and on behalf of the Corporation by an Executive Officer (other than the recipient) or his or her delegate. By executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board of Directors or their delegates. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Corporation to the Participant under the Award Agreement.


SECTION 7. ADJUSTMENTS; CHANGE IN CONTROL; ACQUISITIONS.

     (a) Adjustments. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock:

     (1) proportionately adjust any or all of

     (A) the number and type of shares of Stock and Share Units which thereafter may be made the subject of Awards (including the specific maxima and numbers of shares of Stock or Share Units set forth elsewhere in this
   Plan),

     (B) the number and type of shares of Stock, other property, Share Units or cash subject to any or all outstanding Awards,

     (C) the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Stock, other property or Share Units underlying the Awards,

     (D) the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding Awards,

     (E) subject to Section 4(b), the performance targets or standards appropriate to any outstanding Performance-Based Awards, or

     (F) any other terms as are affected by the event; and

     (2) subject to any applicable limitations in the case of a transaction to be accounted for as a pooling of interests under generally accepted accounting principles, provide for

     (A) an appropriate and proportionate cash settlement or distribution, or


     (B) the substitution or exchange of any or all outstanding Awards, or the cash, securities or property deliverable on exercise, conversion or vesting of the Awards.

     Notwithstanding the foregoing, in the case of an Incentive Stock Option, no adjustment shall be made which would cause this Plan to violate Section 424(a) of the Code or any successor provisions thereto, without the written consent of the Participant adversely affected thereby. The Committee may act prior to an event described in this paragraph (a) (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of an event described in paragraph (a).

     (b) Change in Control. The Committee may, in the Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include, but are not limited to any one or more of the following with respect to any or all Awards: (i) the specific consequences of a Change in Control on the Awards;
(ii) a reservation of the Committee's right to determine in its discretion at any time that there shall be full acceleration or no acceleration of benefits under the Awards; (iii) that only certain or limited benefits under the Awards shall be accelerated; (iv) that the Awards shall be accelerated for a limited time only; or (v) that acceleration of the Awards shall be subject to additional conditions precedent (such as a termination of employment following a Change in Control).

     In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of or in anticipation of a Change in Control, including but not limited to any one or more of the following with respect to any or all Awards: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from, the Awards; (ii) the waiver of conditions on the Awards that were imposed for the benefit of the Corporation, (iii) provision for the cash settlement of the Awards for their equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or (iv) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following the Change in Control. The Committee also may accord any Participant a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

     Notwithstanding the foregoing provisions of this Section 7(b) or any provision in an Award Agreement to the contrary, (i) in no event shall the Committee be deemed to have discretion to accelerate or not accelerate or make other changes in or to any or all Awards, in respect of a transaction, if such action or inaction would be inconsistent with or would otherwise frustrate the intended accounting for a proposed transaction as a pooling of interests under generally accepted accounting principles; and (ii) if any Award to any Insider is accelerated to a date that is less than six months after the date of the Award, the Committee may prohibit a sale of the underlying Stock (other than a sale by operation or law in exchange for or through conversion into other securities), and the Corporation may impose legend and other restrictions on the Stock to enforce this prohibition.

     (c) Change in Control Definition. For purposes of this Plan, with respect to any Award other than an Award issued pursuant to an Award Agreement that separately defines the term "change of control," a change of control shall include and be deemed to occur upon the following events:

     (1) The acquisition by any person or group (including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Corporation or any of its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 51 percent or more of the combined voting power of the Corporation's then outstanding voting securities, other than by any employee benefit plan maintained by the Corporation;

     (2) The sale of all or substantially all of the assets of the Corporation or of L-3 Communications Corporation or any successor thereto; or

     (3) The election, including the filling of vacancies, during any period of 24 months or less, of 50 percent or more, of the members of the Board, without the approval of Continuing Directors, as constituted at the beginning of such period. "Continuing Directors" shall mean any director of the Company who either (i) is a member of the Board on the date of grant of the relevant Award, or (ii) is nominated for election to the Board by a majority of the Board which is comprised of Directors who were, at the time of such nomination, Continuing directors.

     (d) Business Acquisitions. Awards may be granted under this Plan on the terms and conditions as the Committee considers appropriate, which may differ from those otherwise required by this Plan to the extent necessary to reflect a substitution for or assumption of stock incentive awards held by employees of other entities who become employees of the Corporation or a Subsidiary as the result of a merger of the employing entity with, or the acquisition of the property or stock of the employing entity by, the Corporation or a Subsidiary, directly or indirectly.


SECTION 8. ADMINISTRATION.

     (a) Committee Authority and Structure. This Plan and all Awards granted under this Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board or subcommittee of the Compensation Committee as may be designated by the Board and constituted so as to permit this Plan to comply with the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirement of Code
Section 162(m). The members of the Committee shall be designated by the Board. A majority of the members of the Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee.

     (b) Selection and Grant. The Committee shall have the authority to determine the individuals (if any) to whom Awards will be granted under this Plan, the type of Award or Awards to be made, and the nature, amount, pricing, timing, and other terms of Awards to be made to any one or more of these individuals, subject to the terms of this Plan.

     (c) Construction and Interpretation. The Committee shall have the power to interpret and administer this Plan and Award Agreements, and to adopt, amend and rescind related rules and procedures. All questions of interpretation and determinations with respect to this Plan, the number of shares of Stock, Stock Appreciation Rights, or units or other Awards granted, and the terms of any Award Agreements, the adjustments required or permitted by Section 7, and other determinations hereunder shall be made by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and any non-discretionary provisions of this Plan, the terms of this Plan shall govern.

     (d) Express Authority to Change Terms of Awards. The Committee may at any time alter or amend any or all Award Agreements under this Plan in any manner that would be authorized for a new Award under this Plan, including but not limited to any manner set forth in Section 8(d) (subject to any applicable limitations thereunder) except that no amendment may reduce the exercise price or base price of an Award to a price less than Fair Market Value on the date of the amendment. Without limiting the Committee's authority under this Plan (including Sections 7 and 9), but subject to any express limitations of this Plan (including under Sections 7 and 9), the Committee shall have the authority to accelerate the exercisability or vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under Section 4(b)), to waive the Corporation's rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), and, except as set forth above, to reduce by amendment the exercise or purchase price of an outstanding Award, with or without adjusting any holding period or other terms of the Award, in any case in such circumstances as the Committee deems appropriate.

     (e) Rule 16b-3 Conditions; Bifurcation of Plan. It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies any applicable requirements of Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 under the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed disregarded as to Awards intended as Rule 16b-3 exempt Awards. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of this Plan or any

Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 are only applicable to Insiders and to those Awards to Insiders intended to satisfy the requirements of Rule 16b-3.

     (f) Delegation and Reliance. The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority to grant or amend an award or with respect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Executive Officers or to the timing, eligibility, pricing, amount or other material terms of Awards to Insiders. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer, employee or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

     (g) Exculpation and Indemnity. Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements as to incentive stock options or to realize other intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Corporation.


SECTION 9. AMENDMENT AND TERMINATION OF THIS PLAN.

     The Board of Directors may at any time amend, suspend or discontinue this Plan, subject to any stockholder approval that may be required under applicable law. Notwithstanding the foregoing, no such action by the Board or the Committee shall, in any manner adverse to a Participant other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding and evidenced by an Award Agreement without the consent in writing of the Participant or a Beneficiary, a Participant's family member or a trust established for the benefit of a Participant's family member entitled to an Award.


SECTION 10. MISCELLANEOUS.

     (a) Unfunded Plans. This Plan shall be unfunded. Neither the Corporation nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan. Neither the Corporation, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid or securities to be issued under this Plan.

     (b) Rights of Employees.

     (1) No Right to an Award. Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant shall not entitle the Participant to any additional Award.

     (2) No Assurance of Employment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary or constitute any contract (of employment or otherwise) or limit in any way the right of the Corporation or any Subsidiary to change a person's compensation or other benefits or to terminate the employment of a person with or without cause.

     (c) Effective Date; Duration. This Plan has been adopted by the Board of Directors of the Corporation. This Plan shall become effective upon and shall be subject to the approval of the stockholders the Corporation. This Plan shall remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements. Notwithstanding the foregoing, no Award may be granted under this Plan after April 27, 2009. Notwithstanding the foregoing, any Award granted prior to such date may be amended after such date in any manner that would have been permitted prior to such date, except that no such amendment shall increase the number of shares subject to, comprising or referenced in such Award.


     (d) Compliance with Laws. This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any thereof) as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.


     (e) Applicable Law. This Plan, Award Agreements and any related documents and matters shall be governed in accordance with the laws of the State of New York, except as to matters of Federal law.


     (f) Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Corporation, the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.

                                     PROXY

                       L-3 COMMUNICATIONS HOLDINGS, INC.

P
R
O
X
Y

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF L-3 COMMUNICATIONS HOLDINGS, INC. (THE "COMPANY") FOR THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD APRIL 27, 1999, AND SHOULD BE READ IN CONJUNCTION WITH THE NOTICE OF MEETING AND PROXY STATEMENT PERTAINING THERETO.

          The undersigned shareholder hereby appoints Frank C. Lanza, Robert V. LaPenta, Christopher C. Y Cambria or Michael T. Strianese, or any one of them, or instead of any of them the undersigned hereby appoints, attorneys and agents, or proxy or proxies, with full power of substitution, in the name and on behalf of the undersigned, to attend, vote and act at the Annual Meeting of Stockholders to be held on April 27, 1999, at the Rihga Royal Hotel, 151 West 54th Street, New York, New York, and at any and all adjournments thereof, upon the matters set forth below and in accordance with their discretion on any other matters that may properly come before the meeting or adjournment thereof:

          A STOCKHOLDER DESIRING TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A STOCKHOLDER, TO REPRESENT HIM AT THE MEETING MAY DO SO by inserting such other person's name in the space provided above.

          This proxy, when properly executed, will be voted in accordance with the directions of the undersigned shareholder. IN THE ABSENCE OF SUCH DIRECTIONS, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE HEREOF, FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS AND FOR THE COMPANY'S 1999 LONG TERM PERFORMANCE PLAN.


            PLEASE COMPLETE, DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY
                               IN THE ENVELOPE PROVIDED.

             NO POSTAGE IS REQUIRED IF RETURNED IN THE ENVELOPE AND
                          MAILED IN THE UNITED STATES.



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                            - FOLD AND DETACH HERE -

                                   ---

                                                                       3 2 1 8

   X PLEASE MARK YOUR
     CHOICES LIKE THIS IN
     BLUE OR BLACK INK.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS A, B AND C
-----------------------------------------------------------------------------
 (a) Election of    FOR  WITHHELD
     Directors      [ ]    [ ]



FOR, except vote withheld from the following nominee(s):

Class I Nominees:

Frank C. Lanza, Robert V. LaPenta, Robert M.
Millard and General John M. Shalikashvili

Class II Nominees:
David J. Brand, Thomas A. Corcoran, John E.
Montague and Alan H. Washkowitz

Class III Nominees:
Alberto M. Finali, Eliot M. Fried
and Frank H. Menaker, Jr.


(b) Appointment of                     FOR   AGAINST  ABSTAIN
    PricewaterhouseCoopers LLP         [ ]     [ ]      [ ]

(c) Ratification and                   FOR   AGAINST  ABSTAIN
    Approval of the Company's 1999     [ ]     [ ]      [ ]
    Long Term Performace Plan


Note: Please sign exactly as names appears hereon. When signing as attorney, executor, administrator, trustee, authorized officer of a corporation or in any representative capacity, please insert your named and title as such. Joint owners should each sign individually.


----------------------------------------------------


----------------------------------------------------
 SIGNATURE OF SHAREHOLDER(S)                DATE

(If not dated, this proxy is deemed to bear the date when mailed by the Company.)




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                           - FOLD AND DETACH HERE -